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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 222-152890) of our report dated March 18, 2009 relating to the consolidated financial statements and financial statement schedule of Financial Security Assurance Holdings Ltd. which appears in Assured Guaranty Ltd.'s Current Report on Form 8-K for July 1, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, NY
July 28, 2009

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM